UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As reported under Item 8.01 of this Current Report on Form 8-K, effective as of July 1, 2010, the plan of reorganization under Chapter 11 of the United States Bankruptcy Code for Congoleum Corporation ("Congoleum"), a former majority-owned subsidiary American Biltrite Inc. ("American Biltrite"), was substantially consummated and became effective.  Pursuant to that plan of reorganization, effective as of July 1, 2010, American Biltrite and Congoleum entered into a Management Services and Commercial Agreement.

Pursuant to the Management Services and Commercial Agreement, American Biltrite's current chief executive officer, Mr. Roger Marcus, will serve as a director and the chief executive officer of Congoleum and American Biltrite's current chief financial officer, Mr. Howard Feist III, will serve as the chief financial officer of Congoleum.  Pursuant to the Management Services and Commercial Agreement, substantially all of Mr. Roger Marcus's time, approximately 25% of the time of American Biltrite's current president and chief operating officer, Mr. Richard Marcus, and approximately 50% of Mr. Feist's time, in each case, during normal working hours on a monthly basis, shall be made available to Congoleum.  In consideration for these services, Congoleum is obligated to pay American Biltrite $66,666.67 in cash monthly, which amount will be adjusted annually commencing on July 1, 2011, based on the metropolitan New York Consumer Price Index, as well as an annual incentive fee if and to the extent Congoleum's earnings before interest, taxes, depreciation and amortization, as determined under the Management Services and Commercial Agreement, exceeds certain thresholds.

The Management Services and Commercial Agreement also includes certain other commercial arrangements between American Biltrite and its subsidiaries and Congoleum, which are substantially consistent with their traditional relationships, including purchase and sale of floor tile products and urethane, rights of American Biltrite to resell Congoleum vinyl, vinyl composition or other floor tile in Canada, the cross-licensing of urethane technology, and the provision of information technology services by Congoleum to American Biltrite.

The term of the Management Services and Commercial Agreement expires on July 1, 2012, unless earlier terminated in accordance with its terms, and Congoleum may terminate the provision of management services by an applicable executive for cause, as determined under the Management Services and Commercial Agreement, or following the death, disability or voluntary termination of services by the applicable executive if a successor for that person is not agreed to by American Biltrite and Congoleum.

The foregoing description is a summary of the Management Services and Commercial Agreement and is qualified in its entirety to the terms of the Management Services and Commercial Agreement.  A copy of the Management Services and Commercial Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

As reported under Item 8.01 of this Current Report on Form 8-K, effective as of July 1, 2010, the Congoleum plan of reorganization under Chapter 11 of the United States Bankruptcy Code was substantially consummated and became effective.  Immediately prior to the substantial consummation of the Congoleum plan of reorganization, Congoleum was a majority-owned subsidiary of American Biltrite.  By operation of that plan of reorganization, effective as of July 1, 2010, agreements between American Biltrite and Congoleum then in existence were deemed rejected unless otherwise provided.  As a result, among other agreements, the following agreements were effectively terminated:

•
The Joint Venture Agreement, dated as of December 16, 1992, by and among American Biltrite, Congoleum and the other parties thereto, as amended by the Closing Agreement, dated as of March 11, 1993, by and among the same parties;

•	The Personal Services Agreement, dated as of March 11, 1993, by and between American Biltrite and Congoleum, as amended; and

•	The Business Relations Agreement, dated as of March 11, 1993, by and between American Biltrite and Congoleum, as amended.

The Joint Venture Agreement had provided for certain rights of indemnification in connection with claims that could be asserted under that agreement.  However, any unfunded indemnification claims American Biltrite may have otherwise had or been entitled to assert prior to the termination of the Joint Venture Agreement by operation of the Congoleum plan of reorganization or thereafter pursuant to the Joint Venture Agreement are disallowed and rejected under the Congoleum plan of reorganization.

The Personal Services Agreement provided for the provision by American Biltrite of management services of certain of American Biltrite's executive officers to Congoleum.  The Management Services and Commercial Agreement that American Biltrite and Congoleum entered into effective as of July 1, 2010 pursuant to the Congoleum plan of reorganization, which agreement is summarized in Item 1.01 of this Current Report on Form 8-K, includes substantially similar provisions of management services.

The Business Relations Agreement provided for certain commercial arrangements between American Biltrite and Congoleum.  The Management Services and Commercial Agreement includes substantially similar commercial arrangements.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As reported under Item 8.01 of this Current Report on Form 8-K, effective as of July 1, 2010, the Congoleum plan of reorganization under Chapter 11 of the United States Bankruptcy Code was substantially consummated and became effective.  By operation of the Congoleum plan of reorganization, all shares of Congoleum's Class A and Class B common stock outstanding immediately prior to the substantial consummation of the Congoleum plan of reorganization were cancelled effective as of July 1, 2010, including those shares owned by American Biltrite.  As a result, American Biltrite does not currently own any equity interest in reorganized Congoleum.  Immediately prior to the substantial consummation of the Congoleum plan of reorganization, Congoleum was a majority-owned subsidiary of American Biltrite.

American Biltrite has provided consolidating financial statements in its periodic reports filed with the Securities and Exchange Commission over the past several years during the pendency of Congoleum's chapter 11 reorganization proceedings. American Biltrite elected to continue to consolidate the financial statements of Congoleum in American Biltrite's consolidated results during that time because it believed that was the appropriate presentation given its then voting control of Congoleum.  However, as American Biltrite expected that its ownership interests in Congoleum would be cancelled upon effectiveness of a plan of reorganization for Congoleum, the consolidating financial statements American Biltrite provided in those periodic reports also presented the details of consolidation to separately show the financial condition, operating results and cash flows of American Biltrite (including its non-debtor subsidiaries) and Congoleum (and its debtor subsidiaries) because American Biltrite believed those details may have been more meaningful for certain analyses.  For example, such details were provided for the fiscal year 2009 in American Biltrite's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and for the 2010 first quarter in American Biltrite's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Item 8.01.  Other Events.

Effective as of July 1, 2010, the Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, the Official Asbestos Claimants' Committee, the Official Committee of Bondholders and the Future Claimants' Representative, dated as of March 11, 2010, as modified (referred to in this report as the Congoleum plan of reorganization), was substantially consummated and became effective.  The United States District Court for the District of New Jersey (the "District Court") previously had entered an order confirming the Congoleum plan of reorganization on June 7, 2010.

By operation of the Congoleum plan of reorganization, all shares of Congoleum's Class A and Class B common stock outstanding immediately prior to the substantial consummation of the Congoleum plan of reorganization were cancelled effective as of July 1, 2010, including those shares owned by American Biltrite.  As a result, American Biltrite does not currently own any equity interest in reorganized Congoleum and Congoleum is no longer a subsidiary of American Biltrite.

The Congoleum plan of reorganization governs an intercompany settlement and ongoing intercompany arrangements among American Biltrite and its subsidiaries and reorganized Congoleum.  Pursuant to the Congoleum plan of reorganization, American Biltrite's claims against Congoleum were disallowed and expunged unless otherwise provided.  The ongoing intercompany arrangements include the provision of management services by American Biltrite to reorganized Congoleum and other business relationships substantially consistent with their traditional relationships and which arrangements are included in the Management Services and Commercial Agreement, which American Biltrite and Congoleum entered into effective as of July 1, 2010 pursuant to the Congoleum plan of reorganization.  The Management Services and Commercial Agreement is summarized in Item 1.01 of this Current Report on Form 8-K, and a copy of that agreement is attached as Exhibit 10.1 to this report.

A small group of asbestos plaintiffs, whose objections to the Congoleum Plan of Reorganization had been overruled by the District Court, filed a notice of appeal of the District Court's order confirming the Congoleum plan of reorganization with modifications to the United States Court of Appeals for the Third Circuit.   American Biltrite understands that, because the Congoleum Plan of Reorganization has been substantially consummated, Congoleum Corporation intends to move to dismiss that appeal as equitably moot and hopes to resolve the appeal in the near term.  However, there can be no assurances as to how that appeal or any other similar or related appeal may be ultimately disposed or otherwise resolved.

On July 8, 2010, American Biltrite issued a press release announcing that the Congoleum plan of reorganization had become effective.  The text of that press release is attached as Exhibit 99.1.

Further descriptions of the Congoleum plan of reorganization are included in American Biltrite's recent periodic reports filed with the Securities and Exchange Commission, including American Biltrite's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.  A copy of the Congoleum plan of reorganization as confirmed by the District Court was attached as Exhibit 99.1 to American Biltrite's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2010, which is publicly accessible at Securities and Exchange Commission's website at http://www.sec.gov.

The foregoing descriptions of the Congoleum plan of reorganization and the Management Services and Commercial Agreement are not complete and are subject to and qualified in their entirety by reference to the Congoleum plan of reorganization and the Management Services and Commercial Agreement.

On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. On August 17, 2009, the District Court withdrew Congoleum's chapter 11 case from the Bankruptcy Court and assumed authority over the proceedings.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Management Services and Commercial Agreement, dated as of July 1, 2010, by and between American Biltrite Inc. and Congoleum Corporation
99.1	Press release dated July 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2010	AMERICAN BILTRITE INC. By: /s/ Howard N. Feist III Name: Howard N. Feist III Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Management Services and Commercial Agreement, dated as of July 1, 2010, by and between American Biltrite Inc. and Congoleum Corporation
99.1	Press release dated July 8, 2010